Exhibit 10.6

Date of Award:  December 31, 2008

GENESIS ENERGY, LLC

AWARD

INDIVIDUAL CLASS B INTEREST

This AWARD of an INDIVIDUAL CLASS B INTEREST (“Award”) is made effective December 31, 2008 (the “Award Date”) between Genesis Energy, LLC (the “Company”) and Joseph A. Blount, Jr., a Class B Member of the Company (“Member”).

WHEREAS, the Company desires to award to Member the specific Award pertaining to Member’s Class B Ownership Interest in the Company as contemplated by the Limited Liability Company Agreement (the “Agreement”) of the Company by and between Member, other Class B Members, the Company and Denbury Gathering & Marketing, Inc., a Delaware corporation and sole Class A Member of the Company; and

WHEREAS, the Company and Member understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Agreement, all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.             Award of Individual Class B Interest; Member’s Initial IDR Share.  The Company hereby awards to Member an Individual Class B Interest of 33.3% on the terms and conditions set forth in the Agreement and supplemented in this Award, including, without limitation, the restrictions more specifically set forth below, subject only to Member’s execution of this Award and the Agreement.  The Member’s Initial IDR Share for all purposes under this Agreement shall be $866,685.03.  Member’s Capital Account balance (as defined in the Agreement ) shall be zero on the date of this Award.

2.             Base Amount per Unit.  The Base Amount per Unit of Member for purposes of determining Member’s Applicable IDR Percentage under the provisions of Section 3.02(c)(3) of the Agreement shall for all purposes under the Agreement be $0.925 per Unit.

3.             Change of Control Floor Percentage.  The Change of Control Floor Percentage of Member for purposes of determining his Redemption Amount in the event of a Change of Control, shall be 16%.

4.             Distributions.  Subject to the terms, conditions and restrictions contained in the Agreement, commencing on the Award Date, under this Award Member shall be entitled to those Distributions, if any, distributed under the provisions of Section 4.03 of the Agreement.

5.             Vesting Percentage(s).  The “Vesting Percentage” of Member for purposes of determining Member’s “Redemption Amount” under the provisions of Section 3.02(d)(1) of the Agreement shall be that percentage determined as of Member’s Termination Date or Valuation Date (as defined in the Agreement, and as specified below) as follows:

(a)           Termination for Cause.  If a Class B Member’s employment by the Company is terminated for Cause (as defined in the Agreement), Member’s Vesting Percentage shall be zero percent;

(b)           Change of Control.  Upon a Change of Control, as defined in Section 3.02(e)(1) of the Agreement, or a Termination of Member as an employee of the Company (other than a Termination by the Company for Cause, or a voluntary Termination by Member of his employment without Good Reason) during the period beginning six months prior to a Change of Control and ending on such Change of Control, Member’s Vesting Percentage as of the Valuation Date for the Change of Control shall be 100%;

(c)           Member’s Voluntary Termination of Employment.  If Member voluntarily terminates his employment by the Company other than for Good Reason, Member’s Vesting Percentage shall be the percentage specified below based upon Member’s Termination Date (as defined in the Agreement):

(i)	Termination Date prior to the 1st anniversary of the Award Date:	0%

(ii)	Termination Date on or after the 1st anniversary, and prior to the 2nd anniversary, of the Award Date:	25%

(iii)	Termination Date on or after the 2nd anniversary, and prior to the 3rd anniversary, of the Award Date:	50%

(iv)	Termination Date on or after the 3rd anniversary, and prior to the 4th anniversary, of the Award Date:	75%

(v)	Termination Date after the 4th anniversary of the Award Date:	100%

(d)           Member’s Termination of Employment for Good Reason.  If Member voluntarily terminates his employment by the Company for Good Reason, Member’s Vesting Percentage shall be 100%.

(e)           Other Employment Terminations. If Member’s employment by the Company is terminated for any reason other than those circumstances covered by Sections 5(a), 5(b), 5(c) or 5(d) of this Award, Member’s Vesting Percentage shall be that percentage determined under the provisions of Section 5(c) of this Award unless as of Member’s Termination Date the Member’s Applicable IDR Percentage (determined under the provisions of Section 3.02(c)(3) of the Agreement) is in excess of 8%, in which case Member’s Redemption Amount shall be calculated:

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(i)             using a Vesting Percentage of 100% for that portion of the Excess Amount, if any, which is attributable to Member’s Applicable IDR Percentage of 8%; and

(ii)            using a Vesting Percentage determined under the provisions of Section 5(c) of this Award for that portion of the Excess Amount, if any, which is attributable to Member’s Applicable IDR Percentage in excess of 8%.

6.             Withholding. On the date any amounts are paid under the terms of this Award, the minimum withholding, if any, required to be made by the Company shall be paid by Member to the Company in cash, or the Member, in his sole discretion, may direct that the Company withhold cash at such rate or at any rate which is in excess of the minimum withholding rate described in the preceding sentence, but not in excess of the highest incremental tax rate for Member, and such additional directed withholding will be made in the same manner as described in the first phrase of this sentence, and shall be further subject to the provisions of Section 4.05 of the Agreement.

7.             No Transfers Permitted.  The rights under this Award are transferable in whole or in part by the Member only as provided in the definition of “Transfer” and Section 3.05 of the Agreement, and so long as Member lives, only Member shall have the right to receive and retain Distributions or other rights under this Award.

8.             No Right To Continued Employment.  Neither the Agreement nor this Award shall confer upon the Member any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall they interfere in any way with Member’s right to terminate employment, or the Company’s right to terminate Member’s employment, at any time, with or without Cause (as defined in the Agreement).

9.             Entire Agreement.  This Award, along with the other documents and agreements entered into by the Member and the Company and/or its affiliates on the Award Date, contain the entire agreement among the parties hereto and their predecessors with respect to the subject matter contained herein and therein, and replace and supersede all prior discussions and communications, written or oral, among the Company, the Member, their respective predecessors or others, regarding compensation, whether cash or otherwise, contemplated to be provided to the Member or any rights in the Company or its predecessor, contemplated to be provided to the Member.

10.           Governing Law.  WITHOUT LIMITATION, THIS AWARD SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS.

11.           Binding Effect.  This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12.           Severability.  If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized representative and the Member has hereunto set his or her hand and seal, all on the day and year first above written.

Dated as of this 31st day of December, 2008.

GENESIS ENERGY, LLC

By:	/s/ Ross A. Benavides
Ross A. Benavides
Secretary

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) my receipt of this Award, (ii) my opportunity to review the Agreement, (iii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Award and the Agreement, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award and the Agreement.

Dated as of this 31st day of December, 2008.

MEMBER

/s/ Joseph A. Blount, Jr.
Joseph A. Blount, Jr.

[Signature Page to Individual Class B Interest Award]